Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)     Registration Statement (Form S-8 No. 333-204615) pertaining to the Cubic Corporation 2015 Incentive Award Plan and Cubic Corporation Employees Stock Purchase Plan,

(2)     Registration Statement (Form S-8 No. 333-187386) pertaining to the Cubic Corporation 2005 Equity Incentive Plan, Cubic Corporation Employees’ Profit Sharing Plan and Cubic Applications, Inc. 401(k) Retirement Plan, and

(3)     Registration Statement (Form S-8 No. 333-127493) pertaining to the Cubic Corporation Employees’ Profit-Sharing Plan, the Cubic Applications, Inc. 401(k) Retirement Plan and the Cubic Corporation 1998 Stock Option Plan;

of our report dated November 20, 2017 (except for the effects of presenting Cubic Global Defense Services as discontinued operations as described in Notes 1 and 2 and except for the effects of presenting Cubic Mission Solutions as a separate reportable segment as described in Notes 1 and 16, as to which the date is August 17, 2018), with respect to the consolidated financial statements of Cubic Corporation, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

San Diego, California

August 17, 2018